FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 28, 2006

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

SEATTLE, WASHINGTON...April 28, 2006...Todd Shipyards Corporation (NYSE:TOD) announced today that its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific" or the "Company"), has entered into a second lease arrangement with Kiewit-General of Poulsbo, Washington. Kiewit-General is under contract with the Washington State Department of Transportation as the prime contractor for the replacement of the eastern half of the Hood Canal Bridge in Kitsap County, Washington (the "Bridge"). Under the terms of the lease option exercised by Kiewit-General, a portion of Todd Pacific's Harbor Island facility in Seattle will be utilized by Kiewit-General for the construction of the bridge anchors for the new section of the Bridge. It is anticipated that site preparation at the shipyard will be completed in September 2006 with anchor construction beginning in October 2006 and completing in July 2007. Todd Pacific believes the lease will generate approximately $3.5 million in gross rental income for the Company between August 2006 and July 2007.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2006.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel